UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2019

GENPACT LIMITED

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-33626	98-0533350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Victoria Place, 5th Floor

31 Victoria Street

Hamilton HM 10, Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 294-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common shares, par value $0.01 per share	G	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 18, 2019, Genpact Luxembourg S.à r.l. (“Genpact Luxembourg”), an indirect wholly owned subsidiary of Genpact Limited (“Genpact”), completed its previously announced underwritten public offering (the “Notes Offering”) of $400 million aggregate principal amount of its 3.375% Senior Notes due 2024 (the “Notes”). The Notes are Genpact Luxembourg’s senior unsecured indebtedness and are guaranteed on a senior unsecured basis by Genpact. The Notes were issued pursuant to an indenture dated as of March 27, 2017 (the “Base Indenture”) among Genpact Luxembourg, Genpact and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and a second supplemental indenture dated as of November 18, 2019 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective shelf registration statement on Form S-3 (File No. 333-230982), as supplemented by the prospectus supplement dated November 14, 2019, filed with the Securities and Exchange Commission under the Securities Act.

In connection with the issuance of the Notes, Genpact and Genpact Luxembourg entered into an Underwriting Agreement dated as of November 14, 2019, among Genpact Luxembourg, as issuer, Genpact, as guarantor, and the representatives of the several underwriters named therein (the “Underwriters”), pursuant to which Genpact Luxembourg agreed to issue and sell the Notes to the Underwriters.

The Notes will mature on December 1, 2024. Interest on the Notes accrues at the rate of 3.375% per annum and is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2020. The interest rate payable on the Notes will be subject to adjustment from time to time if either Moody’s or S&P (or a substitute rating agency therefor) downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the Notes.

The Notes and the guarantee are general unsecured obligations of Genpact Luxembourg and Genpact and will be pari passu in right of payment with all existing and future senior unsecured indebtedness of both entities, will be effectively subordinated to all future secured indebtedness of both entities to the extent of the value of the assets securing that indebtedness and will be senior in right of payment to all future subordinated indebtedness of both entities. The Notes will be structurally subordinated to all indebtedness and other liabilities of subsidiaries of Genpact (other than Genpact Luxembourg) that do not guarantee the Notes, including the liabilities of certain subsidiaries pursuant to Genpact’s senior credit facility.

Genpact Luxembourg may redeem some or all of the Notes prior to November 1, 2024 at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus an applicable “make-whole” premium. Genpact Luxembourg may redeem some or all of the Notes on or after November 1, 2024 at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to but not including the redemption date.

The Notes are subject to certain customary covenants, including limitations on the ability of Genpact and certain of its subsidiaries, including Genpact Luxembourg, with significant exceptions, (i) to incur debt secured by liens; (ii) to engage in certain sale and leaseback transactions; and (iii) to consolidate, merge, convey or transfer their assets substantially as an entirety. In addition, pursuant to a customary change of control covenant, upon a change of control repurchase event, Genpact Luxembourg will be required to make an offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

Genpact intends to use the net proceeds from the offering to repay approximately $397 million aggregate principal amount of outstanding loans under its revolving credit facility.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the actual terms of the respective documents. Copies of the Underwriting Agreement, the Second Supplemental Indenture and the form of the Notes are attached as Exhibits 1.1, 4.1 and 4.2 hereto, respectively, and each is incorporated by reference herein.

The Underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for Genpact and/or Genpact Luxembourg from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for Genpact and/or Genpact Luxembourg in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, Genpact and/or Genpact Luxembourg have in the past performed services and engaged in commercial dealings with certain Underwriters or their affiliates and may, from time to time, engage in transactions with and perform services for the Underwriters or their affiliates in the ordinary course of business.

In addition, certain affiliates of the Underwriters are lenders under Genpact’s senior credit facility. Because more than 5% of the proceeds of the Notes Offering, not including underwriting discount, may be received by affiliates of the Underwriters, the Notes Offering has been conducted in compliance with the requirements of FINRA Rule 5121, as administered by FINRA. Accordingly, the Underwriters did not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter was not necessary in connection with the Notes Offering, as the offering was of debt securities that are investment grade rated. Certain of the Underwriters or their affiliates that have a lending relationship with Genpact routinely hedge their credit exposure to Genpact consistent with their customary risk management policies. A typical such hedging strategy would include the Underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of November 14, 2019, among Genpact Luxembourg, as issuer, Genpact, as guarantor, and Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the Underwriters.

4.1	Second Supplemental Indenture, dated as of November 18, 2019, by and among Genpact, Genpact Luxembourg and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 3.375% Senior Note due 2024 (included as Exhibit A to the Second Supplemental Indenture filed as Exhibit 4.1).

5.1	Opinion of Cravath, Swaine & Moore LLP.

5.2	Opinion of Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg).

5.3	Opinion of Appleby (Bermuda) Limited.

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

23.2	Consent of Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg) (included in Exhibit 5.2).

23.3	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.3).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

By:	/s/ Heather D. White
Name:	Heather D. White
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: November 18, 2019

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